Exhibit 99.3

Pro Forma Condensed Combined Financial Statements

(Unaudited)

(in thousands, unless otherwise noted)

The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Solar Power, Inc., of Solar Juice Pty Ltd. (“Solar Juice”). On March 31, 2015, SPI China (HK) Limited, entered into a share purchase agreement with Andrew Burgess, a citizen of Australia as trustee on the terms of the Burgess Absolutely Entitled Trust, Rami Fedda, a citizen of Australia as trustee on the terms of the Fedda Absolutely Entitled Trust, and Allied Energy Holding Pte Ltd, a company incorporated in Singapore and associated with Simon Tan, a citizen of Singapore (collectively, the “Solar Juice Sellers”) for the acquisition of the 80% equity interest in Solar Juice. The acquisition was completed on May 28, 2015.

The historical financial information of Solar Juice included elsewhere in this Form 8-K/A has been prepared in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”) and presented in Australian dollars (“AUD”). IFRSs include International Accounting Standards (“IAS”) and related interpretations. The unaudited pro forma financial statements presented herein include adjustments to convert the basis of the financial statements of Solar Juice from IFRSs to U.S. generally accepted accounting principles (“U.S. GAAP”) and to translate the AUD amounts into U.S. dollars (“USD”).

The pro forma condensed combined balance sheet as of March 31, 2015, and the pro forma condensed combined statement of operations for the year ended December 31, 2014, and the pro forma condensed combined statement of operations for the three-month period ended March 31, 2015, and the notes thereto are included herein.

The unaudited pro forma condensed combined statement of operations is based on the individual historical consolidated statement of operations of Solar Power, Inc. and Solar Juice for the year ended December 31, 2014 and three-month period ended March 31, 2015 giving effect to the acquisition of Solar Juice as if it had occurred on January 1, 2014. The pro forma statement of operations reflects only pro forma adjustments expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheet of Solar Power, Inc. and Solar Juice as at March 31, 2015 giving effect to the acquisition of Solar Juice as if it had occurred on March 31, 2015. The unaudited pro forma condensed combined financial statements reflects adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with (1) Solar Power, Inc.’s annual report on Form 10-K, for the year ended December 31, 2014, including the audited consolidated financial statements and the notes relating thereto, for the year ended December 31, 2014, (2) Solar Juice’s audited financial statements for the period from July 1, 2013 to June 30, 2014, and the notes relating thereto, (3) the Solar Power, Inc. Form 10-Q for the first quarter ended March 31, 2015, including the unaudited interim condensed consolidated financial statements for the three-months ended March 31, 2015, and (4) Solar Juice unaudited interim condensed financial statements for the period from July 1, 2014 to December 31, 2014.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2014

(In thousands, except for share data)

	Solar Power, Inc.	Solar Juice (U.S. GAAP)	Pro Forma Adjustments (3)	Pro Forma Combined
Net sales:
Net sales	$91,642	$79,396	$—	$171,038

Total net sales	91,642	79,396	—	171,038
Cost of goods sold:
Cost of goods sold	77,430	74,120	—	151,550
Provision for losses on contracts	2,055	—	—	2,055

Total cost of goods sold	79,485	74,120	—	153,605

Gross profit	12,157	5,276	—	17,433

Operating expenses:
General and administrative	6,243	2,962	—	9,205
Sales, marketing and customer service	1,401	241	458	2,100

Total operating expenses	7,644	3,203	458	11,305

Operating income/(loss)	4,513	2,073	(458)	6,128
Other income (expense):
Interest expense	(2,259)	—	—	(2,259)
Interest income	1,212	118	—	1,330
Loss on extinguishment of convertible bonds	(8,907)	—	—	(8,907)
Fair value change of derivative liability	972	—	—	972
Others	2,313	411	—	2,724

Total other (expense) income, net	(6,669)	529	—	(6,140)

(Loss)/profit before income taxes	(2,156)	2,602	(458)	(12)
Provision for income taxes	3,040	784	(137)	3,687

Net (loss)/profit	$(5,196)	$1,818	$(321)	$(3,699)
Net loss attributable to noncontrolling interests	—	364	(64)	300

Net (loss)/profit attributable to stockholders of the Company	(5,196)	1,454	(257)	(3,999)

Net loss per common share
Basic and diluted	(0.02)			(0.01)

Weighted average number of common shares used in computing per share amounts
Basic and diluted	307,005,057			307,005,057

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three-month period ended March 31, 2015

(In thousands, except for share data)

	Solar Power, Inc.	Solar Juice (U.S. GAAP)	Pro Forma Adjustments (3)	Pro Forma Combined
Net sales:
Net sales	$16,200	$15,554	$—	$31,754

Total net sales	16,200	15,554	—	31,754
Cost of goods sold:
Cost of goods sold	10,989	14,849	—	25,838

Total cost of goods sold	10,989	14,849	—	25,838

Gross profit	5,211	705	—	5,916

Operating expenses:
General and administrative	39,137	782	—	39,919
Sales, marketing and customer service	5,722	84	114	5,920

Total operating expenses	44,859	866	114	45,839

Operating (loss)/income	(39,648)	(161)	(114)	(39,923)
Other income (expense):
Interest expense	(1,397)	(15)	—	(1,412)
Interest income	396	2	—	398
Others	3,901	(176)	—	3,725

Total other (expense) income, net	2,900	(189)	—	2,711

Loss before income taxes	(36,748)	(350)	(114)	(37,212)
Provision for income taxes	707	(105)	(34)	568

Net loss	$(37,455)	$(245)	$(80)	$(37,780)
Net loss attributable to noncontrolling interests	(3)	(49)	(16)	(68)

Net loss attributable to stockholders of the Company	(37,452)	(196)	(64)	(37,712)

Net loss per common share
Basic and diluted	(0.06)			(0.06)

Weighted average number of common shares used in computing per share amounts
Basic and diluted	584,519,396			584,519,396

See accompanying notes to the pro-forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2015

(In thousands, except for share data)

	Solar Power, Inc.	Solar Juice (U.S. GAAP)	Pro Forma Adjustments	Pro Forma Combined
			(3)

ASSETS
Current assets:
Cash and cash equivalents	$96,307	$1,006	—	$97,313
Restricted cash	30,999	—	—	30,999
Bank deposits with maturity over three months	5,323	—	—	5,323
Short-term investments	27,424	—	—	27,424
Accounts receivable, net of allowance for doubtful accounts	23,089	6,896	—	29,985
Costs and estimated earnings in excess of billings on uncompleted contracts	85,075	—	—	85,075
Inventories, net	8,206	11,307	736	20,249
Project assets	107,354	—	—	107,354
Prepaid expenses and other current assets	38,527	1,473	—	40,000
Other receivable, related parties	4,723	—	—	4,723
Finance lease receivable	2,052	—	—	2,052
Other financial assets	—	450	373	823

Total current assets	429,079	21,132	1,109	451,320

Intangible asset	517	—	4,579	5,096
Goodwill	67,462	—	8,238	75,700
Accounts receivable, noncurrent	3,667	—	—	3,667
Notes receivable, noncurrent	6,611	—	—	6,611
Property, plant and equipment at cost, net	108,892	269	—	109,161
Project assets, noncurrent	32,014	—	—	32,014
Deferred tax assets, net	1,123	348	—	1,471
Financing receivable, noncurrent	107	—	—	107

Total assets	$649,472	$21,749	$13,926	$685,147

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90,789	$8,952	—	$99,741
Accounts payable, related parties	30,667	—	—	30,667
Notes payable	46,814	—	—	46,814
Accrued liabilities	22,681	297	—	22,978
Income taxes payable	5,378	—	—	5,378
Advance from customers	18,951	—	—	18,951
Short term borrowings	61,637	5,723	(230)	67,130
Other current liabilities	29,512	926	—	30,438
Other current liabilities, related parties	934	—	—	934

Total current liabilities	307,363	15,898	(230)	323,031
Financing and capital lease obligations	9,956	—	—	9,956
Convertible bonds	32,987	—	—	32,987
Deferred tax liability, net	3,233	13	1,775	5,021
Other noncurrent liabilities	25,914	—	—	25,914

Total liabilities	379,453	15,911	1,545	396,909

Commitments and contingencies	—	—	—	—

Stockholders’ equity
Common stock	60	—	1	61
Additional paid in capital	380,739	—	15,509	396,248
Accumulated other comprehensive loss	(13,291)	—	—	(13,291)
Accumulated (deficit)/profit	(98,722)	5,838	(5,838)	(98,722)

Total stockholders’ equity	268,786	5,838	9,672	284,296

Noncontrolling interests	1,233	—	2,709	3,942
Total liabilities and stockholders’ equity	$649,472	$21,749	$13,926	$685,147

See accompanying notes to the pro-forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands, unless otherwise noted)

Note 1 — Basis of Presentation

On March 31, 2015, SPI China (HK) Limited entered into a share purchase agreement (Purchase Agreement) with Solar Juice Sellers for the acquisition of the 80% equity interest in Solar Juice. Under the Purchase Agreement, SPI China (HK) Limited acquired the 80% equity interest from Solar Juice in exchange for 14,073,354 shares of Solar Power Inc.’s shares of common stock.

The acquisition was completed on May 28, 2015.

In accordance with guidance for pro forma financial statements, we are presenting the as-if-combined balance sheet of Solar Power, Inc. and Solar Juice as if they were combined on March 31, 2015.

Note 2 — IFRS to U.S. GAAP Adjustments and Foreign Currency Translation

There is no adjustment made to the Solar Juice statement of operations for the year ended December 31, 2014 and three-month period ended March 31, 2015 to convert from IFRS to U.S. GAAP. In addition, the AUD based income statement for Solar Juice for the year ended December 31, 2014 and three-month period ended March 31, 2015 converted to U.S. GAAP has been translated to U.S. dollars using a historic exchange rate. The average historic spot rate for the year ended December 31, 2014 and three-month period ended March, 2015 was $0.8986 and $0.7732 per AUD respectively, and the historic spot rate as of March 31, 2015 was $0.7625 per AUD. A reader of this pro forma financial information should not construe this translation as representations by the Company that the real amounts actually represent these U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated.

Unaudited pro forma condensed combined statement of operations

Year ended December 31, 2014

	Solar Juice (IFRS) (AUD)	U.S. GAAP Adjustments (AUD)	Solar Juice (U.S. GAAP) (AUD)	Translation Adjustment (AUD x 0.8986)	Solar Juice (U.S. GAAP) (U.S. Dollars)

Net sales:
Net sales	88,355	—	88,355	(8,959)	79,396

Total net sales	88,355	—	88,355	(8,959)	79,396
Cost of goods sold:
Cost of goods sold	82,484	—	82,484	(8,364)	74,120

Total cost of goods sold	82,484	—	82,484	(8,364)	74,120

Gross profit	5,871	—	5,871	(595)	5,276

Operating expenses:
General and administrative	3,296	—	3,296	(334)	2,962
Sales, marketing and customer service	268	—	268	(27)	241

Total operating expenses	3,564	—	3,564	(361)	3,203

Operating income	2,307	—	2,307	(234)	2,073
Other income (expense):
Interest income	131	—	131	(13)	118
Others	457	—	457	(46)	411

Total other (expense) income, net	588	—	588	(59)	529

Profit before income taxes	2,895	—	2,895	(293)	2,602
Provision for income taxes	872	—	872	(88)	784

Net profit	$2,023	—	2,023	(205)	$1,818

Unaudited pro forma condensed combined statement of operations

Three-month period ended March 31, 2015

	Solar Juice (IFRS) (AUD)	U.S. GAAP Adjustments (AUD)	Solar Juice (U.S. GAAP) (AUD)	Translation Adjustment (AUD x 0.7732)	Solar Juice (U.S. GAAP) (U.S. Dollars)

Net sales:
Net sales	20,116	—	20,116	(4,562)	15,554

Total net sales	20,116	—	20,116	(4,562)	15,554
Cost of goods sold:
Cost of goods sold	19,205	—	19,205	(4,356)	14,849

Total cost of goods sold	19,205	—	19,205	(4,356)	14,849

Gross profit	911	—	911	(206)	705

Operating expenses:
General and administrative	1,011	—	1,011	(229)	782
Sales, marketing and customer service	108	—	108	(24)	84

Total operating expenses	1,119	—	1,119	(253)	866

Operating income/(loss)	(208)	—	(208)	47	(161)
Other income (expense):
Interest expense	(19)	—	(19)	4	(15)
Interest income	2	—	2	—	2
Others	(228)	—	(228)	52	(176)

Total other (expense) income, net	(245)	—	(245)	56	(189)

Loss before income taxes	(453)	—	(453)	103	(350)
Provision for income taxes	(136)	—	(136)	31	(105)

Net loss	$(317)	$—	$(317)	$72	$(245)

Unaudited pro forma condensed combined balance sheet

As of March 31, 2015

	Solar Juice (IFRS) (AUD)	U.S. GAAP Adjustments (AUD)	Solar Juice (U.S. GAAP) (AUD)	Translation Adjustment (AUD x 0.7625)	Solar Juice (U.S. GAAP) (U.S. Dollars)
ASSETS:
Property, plant and equipment	353	—	353	(84)	269
Deferred tax assets, net	457	—	457	(109)	348

TOTAL NON-CURRENT ASSETS	810	—	810	(193)	617

CURRENT ASSETS:
Prepaid expenses and other current assets	1,932	—	1,932	(459)	1,473
Inventories, net	14,829	—	14,829	(3,522)	11,307
Other financial assets	590	—	590	(140)	450
Accounts receivable, net of allowance for doubtful accounts	9,044	—	9,044	(2,148)	6,896
Cash and cash equivalents	1,319	—	1,319	(313)	1,006

TOTAL CURRENT ASSETS	27,714	—	27,714	(6,582)	21,132

TOTAL ASSETS	28,524	—	28,524	(6,775)	21,749

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Other current liabilities	1,214	—	1,214	(288)	926
Accrued liabilities	390	—	390	(93)	297
Short term borrowings	7,505	—	7,505	(1,782)	5,723
Income tax payables	—	—	—	—	—
Accounts payable	11,741	—	11,741	(2,789)	8,952

TOTAL CURRENT LIABILITIES	20,850	—	20,850	(4,952)	15,898

Deferred tax liability, net	17	—	17	(4)	13

TOTAL LIABILITIES	20,867	—	20,867	(4,956)	15,911

EQUITY:
Paid-in Capital	—	—	—	—	—
Retained earnings	7,657	—	7,657	(1,819)	5,838

TOTAL EQUITY	7,657	—	7,657	(1,819)	5,838

TOTAL LIABILITIES AND EQUITY	28,524	—	28,524	(6,775)	21,749

Note 3 — Pro Forma Adjustment (3)

It represented the effect of fair value adjustment, intangible assets – customer relationship adjustment and noncontrolling interests adjustment made on May 28, 2015 as a result of Solar Power, Inc.’s acquisition over the Solar Juice as if the acquisition had been consummated on January 1, 2014.

The aggregate purchase price of US$15,578,000 represented fair value of ordinary shares of 14,073,354. The fair value of the ordinary shares issued for purchase price allocation purposes was estimated using the closing market price for a reasonable period before and after the date of the announcement of the acquisition. The valuation was based on a valuation report provided by a third party valuation firm. The valuation report utilizes and considers generally accepted valuation methodologies such as the income, market, cost and actual transaction of shares approach. We have incorporated certain assumptions which include projected cash flows and replacement costs.